Exhibit 10.11



                     FORM OF SALE PARTICIPATION AGREEMENT


                                                May 10, 1996



________________
________________
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Dear ___________:

            You have entered into a Management Stockholder's Agreement, dated as of May 10, 1996, between INFLO Holdings Corporation, a Delaware corporation ("the Company"), and you (the Stockholder's Agreement") relating to the purchase from the Company of shares of the common stock, par value $.01 per share of the Company (the "Common Stock"). The undersigned, Artal Luxembourg S.A., a private BENELUX investment company ("Artal"), and Flowers Industries, Inc., a Georgia corporation ("Flowers"), also have purchased shares of Common Stock and hereby agree with you as follows, effective upon such purchase of Common Stock by you:

            1. In the event that at any time Artal, or Flowers, as the case may be (each, a "Selling Stockholder"), proposes to sell for cash or any other consideration any shares of Common Stock owned by it, in any transaction other than (i) a Public Offering (as defined in the Stockholder's Agreement), (ii) any sale of Common Stock to any employees of the Company or any of its subsidiaries,
(iii) any sale by either Artal or Flowers at any time, and from time to time, of up to an aggregate of 10% of the Common Stock held by it as of the date hereof,
(iv) any sale of Common Stock by Artal or Flowers to the other or any affiliate of the other and any transfers of Common Stock by Artal or Flowers to one of its affiliates and subsequent transfers among such affiliates or (v) any sale of Common Stock to G.F. Industries, Inc. and/or its affiliates in connection with the acquisition of Sunshine Biscuits, Inc., or any of its assets, the Selling Stockholder will notify you or your Purchaser's Estate or Purchaser's Trust (as such terms are defined in Section 2 of the Stockholder's Agreement), as the case may be, in writing (a "Notice") of such proposed sale (a "Proposed Sale") and the material terms of the Proposed Sale as of the date of the Notice (the "Material Terms") promptly, and in any event not less than 15 days prior to the consummation of the Proposed Sale and not more than 5 days after the execution of the definitive agreement



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relating to the Proposed Sale, if any (the "Sale Agreement"). If within 10 days of your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, receipt of such Notice, the Selling Stockholder receives from you or your Purchaser's Estate or Purchaser's Trust, as the case may be, a written request (a "Request") to include Common Stock held by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, in the Proposed Sale (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) if otherwise mutually agreed to in writing by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, and the Selling Stockholder), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, may be delivered with respect to any Proposed Sale for all Common Stock held by you or your Purchaser's Estate or Purchaser's Trust. Promptly after the consummation of the transactions contemplated thereby, the Selling Stockholder will furnish you, your Purchaser's Trust or your Purchaser's Estate with a copy of the Sale Agreement, if any.

            2. The number of shares of Common Stock which you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will be permitted to include in a Proposed Sale pursuant to a Request will be the lesser of (a) the sum of the number of shares of Common Stock then owned by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, plus all shares of Common Stock which you are then entitled to acquire under an unexercised option to purchase shares of Common Stock, to the extent such option is then vested or would become vested as a result of the consummation of the Proposed Sale and (b) the sum of the shares of Common Stock then owned by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, plus all shares of Common Stock which you are entitled to acquire under an unexercised option to purchase shares of Common Stock, whether or not fully vested, multiplied by a percentage calculated by dividing the aggregate number of shares of Common Stock which the Selling Stockholders propose to sell in the aggregate in the Proposed Sale by the total number of shares of Common Stock then owned by the Selling Stockholders in the aggregate. If one or more holders of shares of Common Stock who have been granted the same rights granted to you or your Purchaser's Estate or Purchaser's Trust, as the case may be, hereunder elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale (the "Eligible Shares"), Artal or Flowers, or such remaining holders of shares of Common Stock, or any of them, may sell in the Proposed Sale a number of additional shares of Common Stock owned by any of them



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equal to their pro rata portion of the number of Eligible Shares not included in the Proposed Sale, based on the relative number of shares of Common Stock then held by each such holder, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to this Paragraph 2 for the purpose of determining the number of shares of Common Stock which you or your Purchaser's Estate or Purchaser's
Trust, as the case may be, will be permitted to include in a Proposed Sale.
Artal and Flowers, or any of them, may sell in the Proposed Sale additional shares of Common Stock owned by any of them equal to any remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

            3. Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Stockholder proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the sales price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information requested by the Selling Stockholder; and the provision of requisite indemnifications; provided that any indemnification provided by you, your Purchaser's Estate or your Purchaser's Trust shall be pro rata in proportion with the number of shares of Common Stock to be sold.

            4. Upon delivering a Request, you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will, if requested by the Selling Stockholder, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Selling Partnership with respect to the shares of Common Stock which are to be sold by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, pursuant hereto (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, behalf with respect to the matters specified therein.




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            5. Your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, right pursuant hereto to participate in a Proposed Sale shall be contingent on your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, strict compliance with each of the provisions hereof and your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, willingness to execute such documents in connection therewith as may be reasonably requested by the Selling Stockholder.

            6. The obligations of Artal and Flowers hereunder shall extend only to you or your Purchaser's Estate or Purchaser's Trust, as the case may be, and no other of your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, successors or assigns shall have any rights pursuant hereto.

            7. This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Stockholder's Agreement).

            8. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered to the party to whom it is directed:

            (a)   If to Artal, to it at the following address:

                  c/o David Van Zandt
                  Northwestern University School of Law
                  357 E. Chicago Avenue
                  Chicago, IL 60611

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Attn:  Robert E. Spatt, Esq.

            (b)   If to Flowers, to it at the following address:

                  Flowers Industries, Inc.
                  U.S. Highway 19
                  Thomasville, GA 31792
                  Attn: Robert P. Crozer

                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  3500 One Peachtree Center
                  303 Peachtree Street, N.E.
                  Atlanta, GA  30308-3242
                  Attn:  Robert W. Smith




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            (c)   If to you, to you at the address first set forth
                  above herein;

            (d)   If to your Purchaser's Estate or Purchaser's
                  Trust, at the address provided to such
                  partnerships by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

            9. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the States of Delaware or New York. You hereby irrevocably waive any right which you may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.

            10. If Artal or Flowers transfers its interest in the Company to an affiliate of Artal or Flowers, as the case may be, such affiliate shall assume the obligations hereunder of Artal or Flowers, as the case may be.

            It is the understanding of the undersigned that you are aware that no Proposed Sale presently is contemplated and that such a sale may never occur.



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            This letter may be executed in one or more counterparts, which together shall constitute one instrument.

            If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

                                        Very truly yours,

                                        ARTAL LUXEMBOURG S.A.

                                        By______________________________________
                                        Name:  David Van Zandt
                                        Title:


                                        FLOWERS INDUSTRIES, INC.


                                        By______________________________________
                                        Name:  Robert B. Crozer
                                        Title: Vice Chairman


Accepted and agreed to:



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